Exhibit 99.1

Procera Networks Announces Move to The NASDAQ Stock Market
Company’s Ticker Symbol to Remain “PKT”

FREMONT, Calif., December 15, 2011 – Procera Networks, Inc. (NYSE Amex: PKT), the intelligent policy enforcement company, today announced that it will voluntarily transfer its stock exchange listing from the NYSE Amex Exchange to The NASDAQ Stock Market LLC (NASDAQ: NDAQ).  The Company expects trading to commence on the NASDAQ Global Market on December 29, 2011.  Procera Networks’ common stock will continue to be listed under the ticker symbol “PKT.”

“We believe a NASDAQ listing provides us with greater visibility for our company within the investment community, in line with our objective to further expand our investor base and maximize value for our shareholders,” said Jim Brear, president and CEO of Procera Networks.  “We look forward to joining the impressive group of leading technology companies already listed on the NASDAQ.”

About Procera Networks, Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology, designed to enable carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence, delivered through PacketLogic Report Studio. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem by enforcing advanced network and service policies.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to Procera's plans to transfer its listing from the NYSE Amex Exchange to The NASDAQ Stock Market LLC. Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Procera’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions, actions taken and decisions made by the NYSE Amex Exchange and The NASDAQ Stock Market LLC and those included from time to time in documents Procera files with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Press Contact
Fran Lowe, Engage PR for Procera Networks, 510-748-8200 x225, flowe@engagepr.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com